Exhibit 99.2

Investor Commentary Second Quarter and First Half 2020 August 5, 2020

Table of Contents COVID-19 Update 2 Vision and Strategic Priorities 3 Strategic Update 4 Second Quarter and First Half 2020 Financial Review 6 Segment Performance 9 Balance Sheet, Liquidity and Cash Flow 11 Summary 13 Appendix Cautionary Statement on Forward-Looking Statements 14 Reconciliation of Non-GAAP Financial Measures 15 1 Q2 2020 | The commentary that follows is issued in conjunction with the earnings release dated August 5, 2020. Certain statements and information in this document (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see the Cautionary Statement on Forward Looking Statements at the end of this document.

Second Quarter and First Half 2020 2 As the COVID-19 pandemic continues to evolve, our hearts go out to those impacted. Before updating you on our second quarter and first half results, we would like to share our response to the evolving situation and events. COVID-19 Update CPI Card Group Inc. (“CPI” or the “Company”), like many other businesses, is closely monitoring the news and information available regarding the COVID-19 pandemic to understand and mitigate its possible impact on our employees, customers, partners and the community. Throughout the pandemic, all of our facilities have remained operational and continue to provide essential services for our customers. Our operations provide direct and critical support to the financial services sector, including the production and fulfillment of debit and credit, payroll, government benefit, and health savings account cards, as well as payment cards used by the unbanked to pay for daily expenses and bills. These products enable people to access fundamental financial services. We want to extend our gratitude to our employees for their dedication and commitment to safety and serving our customers through these unprecedented times. Q2 2020 |

Vision and Strategic Priorities 3 We strive to be the trusted partner in payments and exceed expectations through high quality, collaboration and innovative products. We are committed to continually raising the bar on delivering high quality products and exceptional service while making it easy to do business with CPI. We drive efficiency and productivity throughout our business with ongoing process improvements, operational automation, technology and equipment advancement. We collaborate with our customers to deliver unique and differentiated products and solutions that elevate their customers’ experience and enhance their brands. Our vision is to be the partner of choice by providing market-leading quality products and customer service with a market-competitive business model. Q2 2020 | Deep Customer Focus Market-Leading Quality Products and Customer Service Continuous Innovation Market-Competitive Business Model

Strategic Update 4 We had a strong second quarter and first half of 2020, increasing net sales 7% and 9% year-over-year to $71 million and $145 million, respectively. We are proud to recognize that the second quarter of 2020 marks the tenth consecutive quarter of year-over-year growth in net sales. During the first half of 2020, we: • Grew our bottom line by 265% year-over-year, resulting in Net Income of $2.5 million • Delivered Adjusted EBITDA1 of $22.5 million, up 36% year-over-year • Ended the period with $54 million in cash These strong results reflect the continued execution on our four key strategies: deep customer focus, market-leading quality products and customer service, continuous innovation and a market-competitive business model. Through the second quarter and first half of 2020, we delivered solid top line growth as we supported the ongoing dual interface transition in the U.S. With over 10 years of experience in dual interface card manufacturing, we meet our customers’ needs as they transition to dual interface and provide their customers with cards that enable a faster and more seamless contactless point-of-sale experience. Our Secure Card business had strong sales growth year-over-year in the second quarter and first half due to a growing mix of higher average selling price dual interface cards. Our dual interface Second WaveTM cards, which feature a core made with recovered ocean-bound plastic, were a significant driver of Secure Card’s growth. Q2 2020 | Dual interface continues to benefit our broader business, as we see year- over-year growth in demand within our Personalization and Card@Once® businesses. In June, we announced with Visa the introduction of our Earthwise™ High Content Card, a more sustainable payment card made with up to 98% upcycled plastic. We created the Earthwise High Content Card, to help reduce first-use plastic in payment cards and reduce plastic waste entering landfills. Produced using upcycled plastic, the EMV® compliant and dual interface capable card joins Earth Elements™, our portfolio of more eco-friendly payment cards. EMV® is a registered trademark in the U.S. and other countries and an unregistered trademark elsewhere. The EMV trademark is owned by EMVCo, LLC . 1 Adjusted EBITDA is not a measurement of financial performance prepared in accordance with GAAP. Adjusted EBITDA for the periods shown above excludes the $2.7 million estimated sales tax expense recorded in the quarter ended June 30, 2020 and the $6.0 million cash litigation settlement gain recorded in the quarter ended June 30, 2019. See “Non-GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures.

In July, we announced the launch of Spectrum by Card@Once® as a new offering within our Software-as-a- Service (SaaS) solution. Spectrum by Card@Once is our first retransfer solution for instant issuance. This solution features enhanced capabilities enabling high-quality, over-the-edge printing that covers the entire surface of a card, allowing financial institutions to offer customers vibrant debit and credit cards with on-demand convenience. With Spectrum by Card@Once, CPI empowers banks and credit unions with superior print quality for their card designs, delivering eye-catching card imagery with long- lasting durability. Strategic Update 5 Q2 2020 | EMV® is a registered trademark in the U.S. and other countries and an unregistered trademark elsewhere. The EMV trademark is owned by EMVCo, LLC . Our innovative product capabilities in personalization, including CPI On-DemandTM, continue to support growth through new customer wins and expanded volumes with existing customers. CPI On-Demand and its buy online capabilities, including inline EMV®, support the expanding needs of our customers. Our market leading Prepaid business, driven by a combination of our strong relationships, quality, technology and innovation, continues to see demand as we serve several of the top U.S. Prepaid Debit Card program managers. Our prepaid solutions adapt to a variety of different types of programs – reloadable prepaid, retail gift, pay cards for payroll and benefits, healthcare (HSA), transit, government programs, rebates, refunds, and more. These solutions also include new form factors and differentiated secure and more sustainable packaging solutions. Through the first half of 2020, we continued to grow our margins through top-line sales growth, cost reduction initiatives, ongoing process improvements and automation, and disciplined investments in technology and equipment advancement. We improved net income by 265% to $2.5 million, grew Adjusted EBITDA by 36% year-over-year to $22.5 million and significantly improved Adjusted EBITDA margins2. We believe we are well positioned to capitalize on market opportunities as we execute on our strategic priorities and continue to collaborate with our customers to deliver unique, high-quality and innovative products and solutions to elevate their customers’ experience and enhance their brands. 2 Adjusted EBITDA Margin is not a measurement of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures.

Second Quarter and First Half 2020 Financial Review

NET SALES
($ in millions)



+7%
+9%
$66.9
$71.4
$133.8
$145.3
Q2 2019
Q2 2020
1H 2019
1H 2020

Net sales increased 7% and 9% year-over-year to $71.4 million and $145.3 million in the second quarter and first half of 2020, respectively. Growth across both periods was driven primarily by higher sales volumes of dual interface EMV® payment cards, including our Second Wave® cards. This increase was partially offset by reduced sales volumes for our Prepaid, Personalization and Card@Once solutions, which we believe is associated with COVID-19 related impacts, including governmental stay-at-home orders, lower retail store traffic, fewer new accounts, less replacement card activity and the closure or reduced hours of operation of bank branches. Additionally, year-over-year comparisons for the first half were impacted by stronger Prepaid demand in the first quarter of 2019 as we supported customers through industry regulatory changes.

GROSS PROFIT & MARGIN
($ in millions)



+3%
+11%
$22.4
33.5%
$23.2
32.4%
$43.9
32.8%
$48.9
33.6%
Q2 2019
Q2 2020
1H 2019
1H 2020

Second quarter and first half 2020 gross profit increased 3% and 11% year-over-year, respectively, due to increased net sales. Gross profit margins decreased to 32.4% in the second quarter of 2020, compared to 33.5% in the prior year period, primarily due to lower net sales and unfavorable cost absorption in our Prepaid Debit segment. Higher net sales in the Debit and Credit segment partially offset the decline in gross profit margins for the second quarter of 2020 and drove expansion of gross profit margins from to 33.6% from 32.8% in the first half of 2020.

EMV® is a registered trademark in the U.S. and other countries and an unregistered trademark elsewhere. The EMV trademark is owned by EMVCo, LLC .

cpi card group® Q2 2020 | 6

Second Quarter and First Half 2020 Financial Review

Impacting comparisons for Income from Operations, Operating Margin and Net Income:

- **Q2 2019 Cash Litigation Settlement Gain.**[3] In the second quarter of 2019, we recorded a cash litigation settlement gain of $6.0 million, which was a reduction to net operating expenses within the Other segment.
- **Q2 2020 Estimated Sales Tax Expense.**[3] In the second quarter of 2020, we recorded an estimated sales tax expense of $2.7 million to selling, general and administrative expenses within the Debit and Credit segment.

INCOME FROM OPERATIONS & OPERATING MARGIN

($ in millions)


AS REPORTED
$10.1
15.1%
-75%
$2.5
3.5%
$13.7
10.2%
-25%
$10.2
7.0%
Q2 2019
Q2 2020
1H 2019
1H 2020
AS ADJUSTED[4]
$4.1
6.1%
+27%
$5.2
7.3%
$7.7
5.7%
+68%
$12.9
8.9%
Q2 2019
Q2 2020
1H 2019
1H 2020

Second quarter and first half 2020 income from operations was $2.5 million and $10.2 million, respectively. Impacting year-over-year comparisons as described above, the Company recorded a $2.7 million estimated sales tax expense in the second quarter of 2020 and a $6.0 million cash litigation settlement gain in the second quarter of 2019. Excluding these items, income from operations increased 27% and 68% year-over-year to $5.2 million and $12.9 million, and operating margins expanded 120 basis points and 310 basis points year-over-year in the second quarter and first half of 2020, respectively[4]. Improvement for both periods is primarily due to growth in net sales in the Debit and Credit segment and efforts to optimize our cost structure, partially offset by unfavorable cost absorption in our Prepaid Debit segment.


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CARDHOLDER NAME

[3] The $2.7 million estimated sales tax expense and $6.0 million cash litigation settlement gain are further described in our Form 10-Q for the quarters ended June 30, 2020 and June 30, 2019, respectively.

[4] Income from operations excluding the $2.7 million estimated sales tax expense and $6.0 million cash litigation settlement gain is not a measurement of financial performance prepared in accordance with GAAP. See "Non-GAAP Financial Measures" at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures.

cpi card group® Q2 2020 | 7

$1.5 $0.1 Q2 2019 Q2 2020 Second Quarter and First Half 2020 Financial Review Net income was $0.1 million and $2.5 million for the second quarter and first half of 2020, respectively. The decrease in the second quarter was primarily due to the $2.7 million estimated sales tax expense in the current year and the $6.0 million cash litigation settlement gain in the prior year, partially offset by higher net sales and gross profit and a larger income tax benefit for the second quarter of 2020. The increase for the first half of 2020 was primarily due to higher net sales and gross profit, and a larger income tax benefit, partially offset by the $6.0 million cash litigation settlement gain recorded in the prior year and the current year $2.7 million estimated sales tax expense. 8 NET INCOME (LOSS) ($ in millions) $(1.5) $2.5 1H 2019 1H 2020 Q2 2020 | $8.5 $10.1 12.7% 14.2% Q2 2019 Q2 2020 ADJUSTED EBITDA & ADJUSTED EBITDA MARGIN ($ in millions) $16.5 $22.5 12.3% 15.5% 1H 2019 1H 2020 Adjusted EBITDA increased 19% and 36% year-over-year to $10.1 million and $22.5 million, and Adjusted EBITDA Margins expanded 150 and 320 basis points year-over-year in the in the second quarter and first half of 2020, respectively. These increases are primarily due to year-over-year growth in net sales driving operating leverage and cost structure rationalization, which included restructuring initiatives in the first half of 2020. Partially offsetting these increases was lower EBITDA within our Prepaid Debit segment.

Segment Performance

Debit and Credit Segment



NET SALES & OPERATING MARGIN
($ in millions)
+14%
$51.1
15.6%
$58.3
14.1%
Q2 2019
Q2 2020
+18%
$100.0
15.8%
$118.1
17.7%
1H 2019
1H 2020

Second quarter net sales for the Debit and Credit segment increased 14% to $58.3 million year-over-year primarily due to higher volumes of dual-interface EMV® card sales, including a significant amount of Second Wave® cards. Additionally, net sales increased from CPI on-Demand™ card personalization due to new customer wins and higher volumes from our existing customers, and from COVID-19 related wins of government disbursement work. Partially offsetting these increases were reductions in volumes from card personalization and our Card@Once® instant issuance product sales. We believe the decline in volumes in these businesses were primarily a result of impacts from COVID-19, including governmental stay-at-home orders, fewer new accounts, less replacement card activity and the closure or reduced hours of operation of bank branches. Operating margin for the second quarter decreased 150 basis points year-over-year primarily due to the estimated $2.7 million sales tax expense recorded in the second quarter of 2020. Excluding the $2.7 million estimated sales tax expense, operating margin for the second quarter of 2020 increased 320 basis points year-over-year primarily due to higher net sales.[5]

First half net sales increased 18%, to $118.1 million primarily due to the same drivers described above. First half operating margin increased 190 basis points year-over-year, driven primarily by higher sales volumes and growth of dual interface EMV® cards including Second Wave cards, and increased CPI on-Demand card personalization and government disbursement work. This improvement was partially offset by the $2.7 million estimated sales tax expense recorded in the second quarter. Excluding the $2.7 million estimated sales tax expense, operating margin for the first half of 2020 increased 420 basis points year-over-year primarily due to higher net sales.[5]

[5] Operating margin excluding the $2.7 million estimated sales tax expense is not a measurement of financial performance prepared in accordance with GAAP. See "Non-GAAP Financial Measures" at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures.

EMV® is a registered trademark in the U.S. and other countries and an unregistered trademark elsewhere. The EMV trademark is owned by EMVCo, LLC .

cpi card group® Q2 2020 | 9

Prepaid Debit Segment Segment Performance Net sales for the Prepaid Debit segment for second quarter of 2020 decreased 15% to $13.5 million. We believe the decrease was a result of reduced sales volumes primarily associated with COVID-19 impacts including lower retail store traffic resulting from governmental stay-at-home orders. Operating margin for the second quarter of 2020 decreased to 25.4%, primarily as a result of unfavorable cost absorption from lower sales. For the first half of 2020, net sales decreased 14% to $28.1 million. We believe this decrease was due to reduced sales volumes primarily from COVID-19 impacts during the first half of 2020 and benefits from higher sales as the Company supported customers through changing regulatory requirements in the industry in the first quarter of 2019. Operating margin decreased 580 basis points year-over-year primarily as a result of unfavorable cost absorption from lower net sales. 10 $16.0 $13.5 33.7% 25.4% Q2 2019 Q2 2020 NET SALES & OPERATING MARGIN ($ in millions) $32.7 $28.1 32.7% 26.9% 1H 2019 1H 2020 Q2 2020 |

Balance Sheet, Liquidity and Cash Flow 11 Our cash balance at the end of the second quarter of 2020 was $54 million. This amount includes $27 million in net proceeds from the Senior Credit Facility entered into in March 2020. $18.7 $54.4 12/31/2019 6/30/2020 CASH BALANCE ($ in millions) Q2 2019 Q2 2020 1H 2019 1H 2020 OPERATING CASH FLOW $ 9.2 $ 8.8 $ (1.0) $12.0 CAPEX (0.5) (0.7) (2.7) (1.6) CASH RECEIVED FROM LITIGATION SETTLEMENT (6.0) -(6.0) - ADJUSTED FREE CASH FLOW $ 2.7 $ 8.1 $ (9.6) $ 10.4 ADJUSTED FREE CASH FLOW6 Second quarter 2020 cash provided by operating activities was $8.8 million due working capital benefits and profitability. Capital expenditures during the quarter were $0.7 million, bringing Adjusted Free Cash Flow for the quarter to a positive $8.1 million, an increase of 201% year-over-year. First half 2020 cash provided by operating activities was $12.0 million due working capital benefits and profitability. Capital expenditures during the first half were $1.6 million, bringing Adjusted Free Cash Flow for the quarter to a positive $10.4 million, an increase of 208% year-over-year. ($ in millions) 6 Adjusted Free Cash Flow is not a measurement of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures. Q2 2020 |

Balance Sheet, Liquidity and Cash Flow 12 June 30, 2020 Maturity SENIOR CREDIT FACILITY $ 30.0 May 2022 FIRST LIEN TERM LOAN 312.5 August 2022 TOTAL DEBT $ 342.5 TOTAL LONG-TERM DEBT 8.2% 7.9% Q2 2019 Q2 2020 10.9x 8.0x 6.7x 12/31/2018 12/31/2019 6/30/2020 NET LEVERAGE RATIO7 7 Net Leverage Ratio is not a measurement of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” at the end of this document for more information. As of June 30, 2020, our Net Leverage Ratio was 6.7x, an improvement from 8.0x at year-end 2019 and 10.9x at year-end 2018. Our Net Leverage Ratio has improved primarily due to higher Adjusted EBITDA for the last 12 months. WEIGHTED AVERAGE EFFECTIVE INTEREST RATE8 Our Weighted Average Effective Interest Rate decreased 30 basis points year-over-year to 7.9% in the second quarter of 2020. Our Weighted Average Effective Interest Rate decreased primarily due to the lower interest rate on our First Lien Term Loan in the current year, partially offset by the additional interest incurred on the Senior Credit Facility entered into on March 6, 2020. Capital Structure ($ in millions) Q2 2020 | 8 Weighted Average Effective Interest Rate is not a measurement of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” at the end of this document for more information.

13 Summary We are proud of the way our organization has demonstrated an unwavering commitment to the health and safety of our employees while exhibiting extraordinary agility to continue to support our customers. We aim to scale our solutions, diversify our offerings and expand our customer base through continued execution of our strategies. Our goals remain focused on leveraging and building upon the market- leading and innovative solutions CPI is known for, including dual interface secure cards, more sustainable solutions, SaaS-based instant issuance, personalization and prepaid solutions. Q2 2020 |

Certain statements and information in this document (as well as information included in our other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “guides,” “provides guidance,” “provides outlook,” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us, and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated. These risks and uncertainties include, but are not limited to: the potential effects of COVID-19 on our business, including our supply-chain, customer demand, workforce, operations and ability to comply with certain covenants in our credit facilities; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending; our lack of eligibility to participate in government relief programs related to COVID-19 or inability to realize material benefits from such programs; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state retailers, and challenges to our income tax positions; the restrictive terms of our credit facilities and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our limited ability to raise capital in the future; system security risks, data protection breaches and cyber-attacks; failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security, including with respect to possible exposure to litigation and/or regulatory penalties under applicable data privacy and other laws for failure to so comply; interruptions in our operations, including our IT systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely; disruptions in production at one or more of our facilities; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation or infringement, claims that our technology is infringing on the intellectual property of others, and risks related to open source software; defects in our software; problems in production quality, materials and process; a disruption or other failure in our supply chain; our failure to retain our existing customers or identify and attract new customers; a loss of market share or a decline in profitability resulting from competition; our inability to recruit, retain and develop qualified personnel, including key personnel; our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy; our inability to develop, introduce and commercialize new products; the effect of legal and regulatory proceedings; failure to meet the continued listing standards of the Toronto Stock Exchange or the rules of the OTCQX® Best Market; a continued decrease in the value of our common stock combined with our common stock no longer being traded on a United States national securities exchange, which may prevent investors or potential investors from investing or achieving a meaningful degree of liquidity; developing technologies that make our existing technology solutions and products obsolete or less relevant or a failure to introduce new products and services in a timely manner; quarterly variation in our operating results; our inability to realize the full value of our long-lived assets; our failure to operate our business in accordance with the Payment Card Industry (“PCI”) Security Standards Council security standards or other industry standards; costs relating to product defects and any related product liability and/or warranty claims; maintenance and further imposition of tariffs and/or trade restrictions on, or slow-downs or interruptions in our ability to obtain, goods imported into the United States; our dependence on licensing arrangements; risks associated with international operations; non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products; our ability to comply with a wide variety of environmental, health and safety laws and regulations and the exposure to liability for any failure to comply; risks associated with the controlling stockholders’ ownership of our stock; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our largest stockholder; and other risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2020, Part II, Item 1A – Risk Factors in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and our other reports filed from time to time with the SEC. We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. Cautionary Statement on Forward-Looking Statements 14 Non-GAAP Financial Measures In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this commentary, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, LTM Adjusted EBITDA, Net Leverage Ratio, Adjusted Free Cash Flow, Weighted Average Effective Interest Rate, Income from Operations excluding estimated sales tax expense and litigation settlement gain, and operating margin excluding estimated sales tax expense and litigation settlement gain. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included herein. Additional information relating to certain financial measures, including our Non-GAAP financial measures, is available in our most recent earnings release and on our website at http://investor.cpicardgroup.com. Q2 2020 |

Reconciliations of Non-GAAP Financial Measures

EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization, all on a continuing operations basis. EBITDA is presented because it is an important supplemental measure of performance, and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net (loss) income or net (loss) income from continuing operations as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA adjusted for litigation and related charges incurred in connection with certain patent and shareholder litigation; stock-based compensation expense; sales tax liability, restructuring and other charges; loss on Revolving Credit Facility termination; foreign currency gain or loss; litigation settlement gain; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations. Adjusted EBITDA is also a defined computation in our First Lien Term Loan and Senior Credit Facility agreements, which generally conforms to the definition above, and impacts certain credit measures and covenants, including a covenant requiring the Company to have at least $25 million adjusted EBITDA (as defined in our credit facilities) for the previous four consecutive fiscal quarters in total at the end of each quarterly period ending on or after March 31, 2020. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net (loss) income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Further, although not included in the calculation of Adjusted EBITDA presented in this commentary, the measure as defined in our credit facilities may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred.

	Three Months Ended June 30,		Six Months Ended June 30,	
	2020	2019	2020	2019
Reconciliation of net income (loss) from continuing operation	($ in millions)		($ in millions)	
EBITDA and Adjusted EBITDA:				
Net income (loss) from continuing operations	$ 0.1	$ 1.6	$ 2.6	$ (1.5)
Interest expense, net	6.8	6.4	12.9	12.8
Income tax expense (benefit)	(4.4)	0.8	(5.4)	1.2
Depreciation and amortization	4.2	4.3	8.3	8.5
EBITDA	$ 6.6	$ 13.0	$ 18.4	$ 20.9
Adjustments to EBITDA:				
Litigation and related charges (1)	—	—	—	—
Stock-based compensation expense	—	0.2	0.1	0.3
Sales tax liability (2)	2.7	—	2.7	—
Restructuring and other charges (3)	0.8	—	1.2	—
Loss on Revolving Credit Facility termination (4)	—	—	0.1	—
Litigation settlement gain (5)	—	(6.0)	—	(6.0)
Foreign currency loss (6)	—	1.3	—	1.3
Subtotal of adjustments to EBITDA	$ 3.5	$ (4.5)	$ 4.1	$ (4.4)
Adjusted EBITDA - continuing operations	$ 10.1	$ 8.5	$ 22.5	$ 16.5
Adjusted EBITDA margin (% of net sales)	*14.2%*	*12.7%*	*15.5%*	*12.3%*
Adjusted EBITDA growth (% change 2020 vs 2019)	*18.9%*		*36.4%*	
Net income (loss) (% change 2020 vs 2019)	*-92.6%*		*265.0%*	

(1) Represents net legal costs incurred with certain patent and shareholder litigation.
(2) The Company is in the process of evaluating and finalizing a state sales tax liability analysis for states in which it has economic nexus, and collecting exemption documentation from its customers. It is probable that the Company will be subject to sales tax liabilities plus interest in certain states and therefore estimated a sales tax liability of $2.7 million that was expensed in the second quarter of 2020.
(3) Represents restructuring severance charges in 2020.
(4) The Company terminated the Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs.
(5) During the second quarter of 2019, the Company recognized in operating income a $6.0 million gain related to the cash settlement of litigation.
(6) Foreign currency loss includes the release of the cumulative translation adjustment from the balance sheet to the statement of operations, done in connection with the disposition of the Company's Canadian subsidiary during the second quarter 2019.

cpi card group® Q2 2020 | 15

Reconciliations of Non-GAAP Financial Measures

LTM Adjusted EBITDA and Net Leverage Ratio

We define LTM Adjusted EBITDA as Adjusted EBITDA (defined previously) for the last twelve months. Management and various investors use the ratio of total debt, plus finance lease obligations, plus unreimbursed letters of credit, less cash to LTM Adjusted EBITDA, or "Net Leverage Ratio," as a measure of our financial strength when making key investment decisions and evaluating us against peers. Net Leverage Ratio is defined in our Senior Credit Facility and First Lien Term Loan.

	Twelve Months Ended		
	June 30, 2020	December 31, 2019	December 31, 2018
Reconciliation of net income from continuing operations to LTM EBITDA and Adjusted EBITDA	*($ in millions)*	*($ in millions)*	*($ in millions)*
Net income/(loss) from continuing operations	$ (0.2)	$ (4.3)	$ (14.8)
Interest expense, net	25.0	24.9	24.4
Income tax expense (benefit)	(2.9)	3.7	(4.3)
Depreciation and amortization	16.8	17.0	18.4
EBITDA	$ 38.7	$ 41.2	$ 22.7
Adjustments to EBITDA:			
Litigation and related charges (1)	$ —	$ —	$ 1.0
Stock-based compensation expense	—	0.3	1.0
Sales tax liability (2)	2.7	—	—
Restructuring and other charges (3)	1.9	0.7	2.1
Loss on Revolving Credit Facility termination (4)	0.1	—	—
Litigation settlement gain (5)	—	(6.0)	—
Foreign currency loss (6)	0.1	1.3	0.3
Subtotal of adjustments to EBITDA	$ 4.8	$ (3.7)	$ 4.4
LTM Adjusted EBITDA - continuing operations	**$ 43.6**	**$ 37.6**	**$ 27.1**

(1) Represents net legal costs incurred in connection with certain patent and shareholder litigation.
(2) The Company is in the process of finalizing its sales tax liability analysis for states in which it has nexus, and obtaining sales tax exemption certificates from its customers. It is probable that the Company will be subject to sales tax liabilities plus interest in certain states and therefore estimated a sales tax liability of $2.7 million that was expensed in the second quarter of 2020.
(3) Represents restructuring severance charges in 2020.
(4) The Company terminated the Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs.
(5) During the second quarter of 2019, the Company recognized in operating income a $6.0 million gain related to the cash settlement of litigation.
(6) Foreign currency loss includes the release of the cumulative translation adjustment from the balance sheet to the statement of operations, done in connection with the disposition of the Company's Canadian subsidiary during the second quarter 2019.

	As of		
	June 30, 2020	December 31, 2019	December 31, 2018
Calculation of Net Leverage Ratio:*	*($ in millions)*	*($ in millions)*	*($ in millions)*
Consolidated Net Debt:			
Term Loan	$ 312.5	$ 312.5	$ 312.5
Senior Credit Facility	30.0	—	—
Unreimbursed letters of credit	—	0.1	0.1
Finance lease obligations	5.6	6.1	1.6
Total Consolidated Net Debt	$ 348.1	$ 318.7	$ 314.1
Less: Cash and cash equivalents	(54.4)	(18.7)	(20.3)
Total Consolidated Secured Indebtedness (a)	$ 293.7	$ 300.0	$ 293.8
LTM Adjusted EBITDA (b)	$ 43.6	$ 37.6	$ 27.1
Net Leverage Ratio (a)/(b)	**6.7**	**8.0**	**10.9**

* Net leverage ratio is defined in our First Lien Term Loan and Senior Credit Facility

cpi card group® Q2 2020 | 16

Reconciliations of Non-GAAP Financial Measures

Adjusted Free Cash Flow

We define Adjusted Free Cash Flow as cash flow from continuing operations less capital expenditures from continuing operations. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of our discontinued operations.

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
	($ in millions)		*($ in millions)*	
Reconciliation of cash provided by (used in) operating activities - continuing operations (GAAP) to Adjusted Free Cash Flow:				
Cash provided by (used in) operating activities - continuing operations	$ 8.8	$ 9.2	$ 12.0	$ (1.0)
Acquisitions of plant, equipment and leasehold improvements	(0.7)	(0.5)	(1.6)	(2.7)
Cash received from litigation settlement	—	(6.0)	—	(6.0)
Adjusted Free Cash Flow - continuing operations	$ 8.1	$ 2.7	$ 10.4	$ (9.6)

Weighted Average Effective Interest Rate

Weighted Average Effective Interest Rate is computed as interest expense for the quarter divided by average debt outstanding during the quarter. For 2020, this includes the $312.5 million First Lien Term Loan and $30 million Senior Credit Facility entered into on March 6, 2020, multiplied by four.

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019
Weighted Average Interest Rate	*($ in millions)*	*($ in millions)*
Interest Expense (a)	$ 6.8	$ 6.4
Term Loan	312.5	312.5
Senior Credit Facility	30.0	—
Total Debt at Quarter End	$ 342.5	$ 312.5
Average Debt Balance during quarter (b)	$ 342.5	$ 312.5
Weighted Average Interest Rate (a/ b * 4)	7.9%	8.2%

Income from Operations and Operating Margin Excluding the $2.7 Million Sales Tax Expense and $6.0 Million Cash Litigation Settlement Gain

Income from Operations and Operating Margin excluding the $2.7 million estimated sales tax expense and the $6.0 million cash litigation settlement gain are non-GAAP financial measures utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers.

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Reconciliation of Income from Operations excluding estimated sales tax expense and litigation settlement gain:	*($ in millions)*	*($ in millions)*	*($ in millions)*	*($ in millions)*
Income from operations	$ 2.5	$ 10.1	$ 10.2	$ 13.7
Less: Estimated sales tax expense (1)	2.7	—	2.7	—
Less: Litigation settlement gain (2)	—	(6.0)	—	(6.0)
Income from Operations excluding estimated sales tax expense and litigation settlement gain	$ 5.2	$ 4.1	$ 12.9	$ 7.7
Net sales	$ 71.4	$ 66.9	$ 145.3	$ 133.8
Operating margin excluding estimated sales tax expense and litigation settlement gain (% of net sales)	*7.3%*	*6.1%*	*8.9%*	*5.7%*
Operating margin excluding estimated sales tax expense and litigation settlement gain (% change 2020 vs 2019)	*27%*		*68%*	

(1) The Company is in the process of evaluating and finalizing a state sales tax liability analysis for states in which it has economic nexus, and collecting exemption documentation from its customers. It is probable that the Company will be subject to sales tax liabilities plus interest in certain states and therefore estimated a sales tax liability of $2.7 million that was expensed in the second quarter of 2020.
(2) During the second quarter of 2019, the Company recognized in operating income a $6.0 million gain related to the cash settlement of litigation.

cpi card group® Q2 2020 | 17

Reconciliations of Non-GAAP Financial Measures 18 Q2 2020 | (1) The Company is in the process of evaluating and finalizing a state sales tax liability analysis for states in which it has economic nexus, and collecting exemption documentation from its customers. It is probable that the Company will be subject to sales tax liabilities plus interest in certain states and therefore estimated a sales tax liability of $2.7 million that was expensed in the second quarter of 2020. Debit and Credit Segment Operating Margin Excluding Estimated Sales Tax Expense Debit and Credit Segment Operating Margin Excluding Estimated Sales Tax Expense is a non-GAAP financial measure utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that this financial measure is appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Reconciliation of Debit and Credit segment Operating Margin excluding estimated sales tax expense: Income from operations $ 8.2 $ 8.0 $ 20.9 $ 15.8 Less: Estimated sales tax expense (1) 2.7 — 2.7 — Debit and Credit segment Income from Operations excluding estimated sales tax expense $ 10.9 $ 8.0 $ 23.6 $ 15.8 Net sales $ 58.3 $ 51.1 $ 118.1 $ 100.0 Debit and Credit segment operating margin excluding estimated sales tax expense (% of net sales) 18.8% 15.6% 20.0% 15.8% Debit and Credit segment operating margin excluding estimated sales tax expense (% change 2020 vs 2019) 3.2% 4.2% ($ in millions) ($ in millions) Six Months Ended June 30, 2020 2019 Three Months Ended June 30, 2020 2019 ($ in millions) ($ in millions)